UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2007

Celsion Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland	21046-2364
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (410) 290-5390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.135-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the planned resignation of Anthony P. Deasey described below under Item 5.02, the employment agreement between Celsion Corporation (the “Registrant”) and Mr. Deasey will be terminated upon the effective date of his resignation.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Registrant announced on September 25, 2007 the resignation of Mr. Deasey from his position as Executive Vice President and Chief Financial Officer effective September 30, 2007.

On September 24, 2007 the Registrant and Mr. Deasey entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which Mr. Deasey will continue to be employed by the Registrant to perform transitional services and will continue to receive his current salary and benefits through January 31, 2008. In the event that Mr. Deasey secures other employment during the period of October 1, 2007 to January 31, 2008, his employment with the Registrant will terminate but Mr. Deasey will remain reasonably available to assist the Registrant in transitional matters. Regardless of the date on which Mr. Deasey’s employment with the Registrant terminates, he shall receive a minimum of three months pay beginning October 1, 2007. Commencing February 1, 2008, the Registrant will also pay Mr. Deasey severance equal to one year’s salary of $299,250, in equal quarterly payments, for the period February 1, 2008 to January 31, 2009, and will continue to pay the premiums associated with Mr. Deasey’s life insurance and his continued participation in Celsion’s healthcare plan under COBRA from February 1, 2008 through January 31, 2009. If Mr. Deasey becomes eligible to participate in another healthcare plan at an earlier date, the Registrant shall no longer be responsible for his COBRA premiums. In addition, the Registrant has agree to pay Mr. Deasey a 2007 bonus in the amount of $89,775 (such amount representing 75% of his target bonus of 40% of his annual salary) at such time such payments are made to other executive level employees but no later than March 15, 2008, and a separation bonus of $82,400 (such amount representing the average of Mr. Deasey’s last two years’ bonus) plus the average federal tax obligation on such amount no later than January 31, 2008. Under the Separation Agreement, any stock options previously granted to Mr. Deasey vested immediately upon the execution of the Separation Agreement and remain fully exercisable in accordance with their respective terms. In return, Mr. Deasey has agreed to release the Registrant, and its directors, officers and shareholders among other related parties, from any claims that he may have against them.

By unanimous written consent effective September 25, 2007, the Board of Directors appointed Paul Susie, the Controller of the Registrant, Interim Chief Accounting Officer of the Registrant to oversee the Registrant’s financial functions and reporting obligations effective upon the effective date of Mr. Deasey’s resignation. Mr. Susie has been appointed to serve as Interim Chief Accounting Officer for the foreseeable future.

Mr. Susie joined Celsion in February 2007 as its Corporate Controller. Prior to joining Celsion, Mr. Susie served as Vice President of Administration and Controller for Earthshell Corporation from October 2005 to February 2007. He also served as Corporate Controller of American Pool Enterprises, Inc., from March 2004 through October 2005, and from 1998 to 2004, he held the position of Controller for Baltimore Marine Industries Inc. Mr. Susie has over 16 years of experience in both public and corporate accounting and finance, holds a B.S. in accounting from the University of Baltimore and is a Certified Public Accountant.

A copy of the press release announcing the resignation of Mr. Deasey and the appointment of Mr. Susie as Interim Chief Accounting Officer is filed as exhibit 99.1 to this current report on form 8-K.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement and General Release effective September 30, 2007 between the Registrant and Anthony P. Deasey.

99.1	Press Release of the Registrant, dated September 25, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSION CORPORATION

Date: September 27, 2007	By:	/s/ Michael H. Tardugno
Michael H. Tardugno
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement and General Release effective September 30, 2007 between the Registrant and Anthony P. Deasey.

99.1	Press Release of the Registrant, dated September 25, 2007.